Exhibit 21

                                                           JURISDICTION OF
NAME OF SUBSIDIARY                                   INCORPORATION/ORGANIZATION
------------------                                   --------------------------

Abel Equipos, S.A                                          Spain
Abel Pumps, L.P.                                           Delaware
Abel Pumpen GmbH                                           Germany
Abel GmbH & Co KG                                          Germany
Acton Research Corporation                                 Delaware
Ai Cambridge Ltd.                                          United Kingdom
Ai Qualitek Ltd.                                           United Kingdom
Amot Controls Corporation                                  Delaware
Amot Controls Ltd.                                         United Kingdom
Amot Controls, S.A                                         Switzerland
Amot/Metrix Investment Company                             Delaware
Amot Controls GmbH                                         Germany
Antek Instruments, L.P.                                    Delaware
Antek GmbH                                                 Germany
Compressor Controls B.V                                    Netherlands
Compressor Controls Corporation S.r.l                      Italy
Compressor Controls Corporation (an Iowa Corp)             Iowa
Compressor Controls Corporation (a Delaware
   Corporation) d/b/a in Iowa as Compressor
   Controls - CIS/EE)                                      Delaware
Cornell Pump Company                                       Delaware
Cornell Pump Manufacturing Corporation                     Delaware
Cybor Corporation                                          California
Fluid Metering, Inc.                                       Delaware
FTI Flow Technology, Inc.                                  Delaware
Gatan International, Inc.                                  Pennsylvania
Gatan, Inc.                                                Pennsylvania
Gatan Service Corporation                                  Pennsylvania
Gatan Limited                                              United Kingdom
Gatan GmbH                                                 Germany
Hansen Technologies Corporation                            Illinois
Hansen Technologies Ltd.                                   United Kingdom
Integrated Designs L.P.                                    Delaware
ISL Holdings, S.A                                          France
ISL Investissement SARL                                    France
ISL Scientifique de Laboratoire - ISL, S.A                 France
ITI Qualitek, Inc.                                         Delaware
K/S Roper Finance                                          Denmark
Logitech Limited                                           United Kingdom
Marumoto Struers KK                                        Japan
Media Cybernetics Inc.                                     Delaware
Meltron Qualitek Messtechnik GmbH                          Germany
Metrix Instrument Co., L.P.                                Delaware
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Nippon Roper K.K                                           Japan
PAC Denmark ApS                                            Denmark
PAC GmbH                                                   Germany
Petrotech, Inc.                                            Delaware
Petrotech International, Inc.                              Louisiana
Petroleum Analyzer Company LP                              Delaware
Princeton Instruments Limited                              United Kingdom
Qualitek Leaktest Ltd.                                     United Kingdom
Quantitative Imaging Corp.                                 Canada
Roper Scientific SARL                                      France
Roper Canada, Inc.                                         Canada
Roper Capital Deutschland GmbH                             Germany
Roper Fundings KG                                          Germany
Roper Industries Deutschland GmbH                          Germany
Roper Holdings, Inc.                                       Delaware
Roper Holdings, Limited                                    United Kingdom
Roper Industrial Products Investment Company               Iowa
Roper Industries B.V                                       Netherlands
Roper Industries Denmark ApS                               Denmark
Roper Industries (Europe) Limited                          United Kingdom
Roper Industries Limited                                   United Kingdom
Roper Industries Southeast Asia Company                    Delaware
Roper International, Inc.                                  Delaware
Roper International Products, LTD                          Virgin Islands
Roper Pump Company                                         Delaware
Roper Scientific B.V                                       Netherlands
Redlake MASD, Inc.                                         Delaware
Roper Scientific, Inc.                                     Delaware
Roper Scientific GmbH                                      Germany
Struers A/S                                                Denmark
Struers GmbH                                               Germany
Struers Inc.                                               Delaware
Struers Limited                                            United Kingdom
Struers S.A.S                                              France
Turbocontroles de Venezuela                                Venezuela
Uson L.P.                                                  Delaware
Walter Herzog GmbH                                         Germany
Zetec Foreign Sales Corporation                            Barbados
Zetec, Inc.                                                Washington